                                                              EXHIBIT h(2)(b)(2)


                   AMENDMENT NUMBER 1 TO THE TRANSFER AGENCY
                             AND SERVICE AGREEMENT

This Amendment, dated as of July 1, 1999 is made to the Transfer Agency and Service Agreement dated July 1, 1999 (the "Agreement") between AIM Advisor Funds, Inc. (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to
Article 10 of the Agreement.

A fee calculated by multiplying the number of shareholder accounts in the Fund by $.20 shall be paid by the Fund to AFS concurrently with the fees payable by AIM to AFS under Article 2 of the Agreement.

Upon a vote of the Board of Directors of the Fund terminating this Amendment, this Amendment shall cease to apply, and the Transfer Agency and Service Agreement shall be complete without reference hereto.

                                              AIM ADVISOR FUNDS, INC.



                                              By: /s/ ROBERT H. GRAHAM
                                                  -----------------------------
                                                  President

ATTEST:

/s/ LISA A. MOSS
--------------------------------
Assistant Secretary

                                              A I M FUND SERVICES, INC.



                                              By: /s/ TONY D. GREEN
                                                  -----------------------------
                                                  Senior Vice President

ATTEST:

/s/ LISA A. MOSS
--------------------------------
Assistant Secretary